CONSULTING SERVICES AGREEMENT

      This Consulting Services Agreement (the "Agreement") is entered this 26th day of October, 2004 by and between individual's Pablo Oliva, ("Consultant"), and FTS Wireless (OTCBB: FLIP) ("Client"), a Nevada corporation, with reference to the following:

RECITALS

      A. The Client desires to be assured of the association and services of the Consultants in order to avail itself of the Consultants experience, skills, abilities, knowledge, and background to facilitate long range strategic planning, and to advise the Client in business and/or financial matters and is therefore willing to engage the Consultants upon the terms and conditions set forth herein.

      B. The Consultants agree to be engaged and retained by the Client and upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. ENGAGEMENT. Client hereby engages Consultants on a non-exclusive basis, and Consultants hereby accepts the engagement to become a financial Consultants to the Client and to render such advice, consultation, information, and services to the Directors and/or Officers of the Client regarding general financial and business matters including, but not limited to:

A. Strategic alliances, provision of advice on potential mergers and acquisitions;

B. Corporate planning, strategy and negotiations with potential strategic business partners and/or other general business consulting needs as expressed by Client;

C.     Business  development  and  business  advertising  &  marketing;

D.     E-Consulting  providing  business  solutions;

E. Periodic reporting as to developments concerning the general financial markets and wireless industry which may be relevant or of interest or concern to the Client or the Client's business.

     Notwithstanding anything contained herein to the contrary, it is clearly understood and agreed to by the parties hereto that the aforementioned services to be provided by Consultants shall not involve any capital raising efforts or promotion of the Client's securities. It shall be expressly understood that Consultants shall have no power to bind Client to any contract or obligation or to transact any business in Client's name or on behalf of Client in any manner and Client is not obligated to accept any recommendations or close any transactions submitted by Consultants.

      2. TERM. The term ("Term") of this Agreement shall commence on the date hereof and continue for one year (12 months). The Agreement may be extended upon agreement by both parties, unless or until the Agreement is terminated. Either party may cancel this Agreement upon five days written notice in the event either party violates any material provision of this Agreement and fails to cure such violation within thirty (30) days of written notification of such violation from the other party. Such cancellation shall not excuse the breach or non-performance by the other party or relieve the breaching party of its obligation incurred prior to the date of cancellation. (see item 10 "Notices"). Either party may cancel this agreement on thirty (30) days notice, for any reason whatsoever. Cancellation under this provision will entitle Consultants to the securities that have vested by that point in time, plus 30 days, as this notification period will be credit towards the service time.

      3. DUE DILIGENCE. The Client shall supply and deliver to the Consultants all information relating to the Client Company's business as may be reasonably requested by the Consultants to enable the Consultants to make an assessment of the Company and its business prospects and provide the Consulting Services.

      4. COMPENSATION AND FEES. As consideration for Consultants entering into this Agreement, Client and Consultants shall agree to the following:

                 (a) Client shall issue certificates representing an aggregate of five hundred thirty thousand (530,000) shares of common stock (the "Shares"). These shares are to be registered under S-8. All 530,000 shares should be registerable immediately by Consultants for one year of service.

                 (b) The Shares, when issued to Consultants, will be duly authorized, validly issued and outstanding, fully paid and nonassessable and will not be subject to any liens or encumbrances. Securities shall be issued to Consultants in accordance with a mutually acceptable plan of issuance as to relieve securities or Consultants from restrictions upon transferability of shares in compliance with applicable registration provisions or exemptions.

     5. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Client represents, warrants and covenants to the Consultants as follows:

      A. The Client has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by the Client and its delivery to the Consultants, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Client's Board of Directors and no further authorization shall be necessary on the part of the Client for the performance and consummation by the Client of the transactions which are contemplated by this Agreement.

      B. The business and operations of the Client have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Client or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Client or cause an acceleration under any arrangement, agreement or other instrument to which the Client is a party or by which any of its assets are bound. The Client has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

     6. EXCLUSIVITY; PERFORMANCE; CONFIDENTIALITY. The services of Consultants hereunder shall not be exclusive, and Consultants and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. The Consultants agrees that it will, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of the Consultants pursuant to the terms of this Agreement. Consultants shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. The Consultants does not guarantee that its efforts will have any impact upon the Company's business or that there will be any specific result or improvement from the Consultants' efforts. Consultants acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by the Client, shall not be, directly or indirectly, disclosed without the prior express written consent of the Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.

      7. INDEPENDENT CONTRACTOR. In its performance hereunder, Consultants and its agents shall be an independent contractor. Consultants shall complete the services required hereunder according to his own means and methods of work, shall be in the exclusive charge and control of Consultants and which shall not be subject to the control or supervision of Client, except as to the results of the work. Client acknowledges that nothing in this Agreement shall be construed to require Consultants to provide services to Client at any specific time, or in any specific place or manner. Payments to Consultants hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.

      8. ARBITRATION AND FEES. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, may be resolved by mutual agreement; or if not, shall be settled in accordance with the Arbitration rules of the American Arbitration Association in Irvine, California. Any decision issued therefrom shall be binding upon the parties and shall be enforceable as a judgment in any court of competent jurisdiction. The prevailing party in such arbitration or other proceeding shall be entitled, in addition to such other relief as many be granted, to a reasonable sum as and for attorney's fees in such arbitration or other proceeding which may be determined by the arbitrator or other officer in such proceeding. If collection is required for any payment not made when due, the creditor shall collect statutory interest and the cost of collection, including attorney's fees whether or not court action is required for enforcement.

      9. NOTICES. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and First Class mail, (ii) overnight delivery with confirmation of delivery, or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

If  to  the  Client:           FTS  Wireless

                               CEO,  Scott  Gallagher

If  to  Consultants:           Pablo  Oliva

                               13764  E  Valley  Blvd

                               City  of  Industry,  CA  91746

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and other methods of sending notice are not otherwise available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.

      10. MISCELLANEOUS. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations. There are no third party beneficiaries of this Agreement.

      11. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.

     "Client"          FTS  Wireless

     Signature:        /s/  Scott  Gallagher
                       ------------------------------------
                       Scott  Gallagher,  CEO


     "Consultant"

     Signature:        /s/  Pablo  Olivia
                       ------------------------------------
                       Pablo  Oliva